UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2013

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Peachtree Street, NE, Suite 1000,

Atlanta, GA 30309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (404) 446-0050

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

Streamline Health, Inc. (“Streamline”), a subsidiary of Streamline Health Solutions, Inc. (the “Company”), and the Montefiore Medical Center (“Montefiore”) entered into a Software License and Royalty Agreement (the “Agreement”) on October 25, 2013.  Pursuant to the Agreement, Streamline has acquired an exclusive, worldwide 15-year license (the “License”) from Montefiore of its proprietary clinical analytics platform solution (the “Solution”).  In addition, Montefiore has assigned to Streamline the existing license agreements with customers using the Solution.  As consideration under the Agreement, Streamline agreed to pay Montefiore a one-time initial base royalty fee of three million dollars ($3,000,000) as well as on-going quarterly royalty amounts related to future sublicensing of the Solution by Streamline.  Pursuant to the Agreement, Streamline has committed that Montefiore will receive at least an additional three million dollars ($3,000,000) of on-going royalty payments within the first seven and one-half years of the License term.  The Agreement contains customary rights relating to termination and indemnification.

Montefiore currently licenses various other solutions from Streamline, and Streamline has agreed to license to Montefiore upgrades to the Solution.

Item 7.01 — Regulation FD Disclosure.

In a press release dated October 29, 2013, the Company announced its entry into the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Streamline Health Solutions, Inc. Press Release dated October 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: October 30, 2013	By:	/s/ Nicholas A. Meeks
Nicholas A. Meeks
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Streamline Health Solutions, Inc. Press Release dated October 29, 2013.